                             Confidential Material Omitted and Filed Separately
                                with the Securities and Exchange Commission.
                                        Asterisks denote such omissions.

                                                                   EXHIBIT 10.13


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
                   EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT

Warrant No. ADP1                             Number of Shares:  up to 1,140,000
                                             (subject to adjustment)
Original
Date of Issuance:  January 23, 1998
Amended on: March 5, 1999

                             CAREERBUILDER, INC.

                             Amended and Restated

                        Common Stock Purchase Warrant

                         (Void after March 30, 2007)

       NetStart, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that ADP, Inc., or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to 1,140,000 shares (subject to adjustment) of Common Stock, $.001 par value per share, of the Company, at a purchase price of $12.00 per share for 380,000 shares to be issued under Tranche I and at a purchase price of $5.00 per share for the shares to be issued under Tranches II and III (subject to adjustment). The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

       1.    Vesting and Exercise.

             (a) This warrant will become exercisable ("vest") as to the number of Warrant Shares listed in column A below if and when the total revenue actually received by the Company pursuant to the ADP Joint Marketing/Distribution Agreement dated January 23, 1998, by and between the Company and ADP, Inc., as amended on March 5, 1999, equals the amount set forth in the corresponding portion of column B below during the corresponding period specified in column C below. Tranche I, consisting of 380,000 Warrant Shares, will vest as of the date of this Amended and Restated Warrant.

                             Confidential Material Omitted and Filed Separately
                                with the Securities and Exchange Commission.
                                        Asterisks denote such omissions.

                         A                  B                     C                    D
                     NUMBER OF             NET
                      VESTING        REVENUE RECEIVED
                  WARRANT SHARES     BY THE COMPANY             PERIOD                DATE
                  --------------    -----------------           ------               --------
Tranche II              *                   *              3/1/99 - 3/30/01           3/30/01

Tranche III             *                   *              4/1/01 - 3/30/02           3/30/02



The number of shares to which this Warrant vests in Tranche I and Tranche II shall be determined ratably based on the revenue actually received by the Company, each Tranche shall vest as of the relevant vesting date specified in column D for that Tranche only after the minimum amount of revenue specified in column B is actually received by the Company during the relevant period specified in column C and each Tranche shall only be exercisable for a period of up to five (5) years after the relevant vesting date specified in column D. In no event shall (i) the number of shares exercisable with respect to any Tranche exceed 380,000 shares (subject to adjustment), (ii) the total number of shares exercisable pursuant to this Warrant exceed 1,140,000 (subject to adjustment) or
(iii) this Warrant be exercisable after April 1, 2007. Within 10 days after each relevant vesting date the Company shall mail to the Registered Holder a certificate setting forth for the relevant Tranche the total revenue actually received by the Company during the relevant period and the number of Warrant Shares, if any, then purchasable upon exercise with respect to the Tranche.

             (b) Subject to Section 1(a), this Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares to be purchased upon such exercise.

             (c) The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by cancelling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by
(ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise, as determined pursuant to subsection 1(d) below (the "Exercise Date") over the Purchase Price per share. If the Registered Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant

Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date. The Fair Market Value per share of Common Stock shall be determined as follows:

                    (i) If the Common Stock is listed on a national securities exchange, the NASDAQ National Market System, the NASDAQ system, or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

                    (ii) If the Common Stock is not listed on a national securities exchange, the NASDAQ National Market System, the NASDAQ system or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), (B) the Board of Directors shall make such a determination within 15 days of a request by the Registered Holder that it do so, and (C) the exercise of this Warrant pursuant to this subsection 1(c) shall be delayed until such determination is made.

             (d) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(b) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(e) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

             (e) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 20 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                    (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                    (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such Warrant Shares called for on the face of this Warrant minus the sum of (a) the number of such Warrant Shares purchased by the Registered Holder upon such exercise plus (b) the number of Warrant Shares (if any) covered by the portion of this Warrant cancelled in payment of the Purchase Price payable upon such exercise pursuant to subsection 1(c) above.

       2.    Adjustments.

             (a) If at anytime between January 23, 1998, and April 1, 2001, the Company sells and issues Additional Shares of Common Stock (as defined below) primarily for financing purposes, the number of Warrant Shares purchasable upon exercise of unvested and unexpired rights under this Warrant shall simultaneously with the closing of the relevant transaction be increased by a percentage that is equal to the percentage determined by dividing (i) the number of Additional Shares of Common Stock issued in such transaction by the
(ii) Base Amount (as defined below); provided, however, that, without limiting the generality of the foregoing, in no event shall the adjustment set forth in this Section 2(a) apply to securities issued (A) upon conversion of any preferred stock of the Company, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock,
(C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule III to the Class D Convertible Preferred Stock Purchase Agreement dated as of September 11, 1997, as amended, by and among the Company and the other signatories thereto (the "Purchase Agreement") as being outstanding on September 11, 1997, (D) solely in consideration for the acquisition (whether by merger or consolidation (where the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving corporation) or otherwise) by the Company or any of its subsidiaries of stock or assets of any other entity, provided that the Board of Directors of the Company on or before the acquisition determines in good faith based on pro forma financial statements prepared by the Company for the twelve months following the acquisition that the acquisition is not dilutive (as such term is defined by the Company's independent certified public accountants) during the first fiscal quarter of the Company following the expiration of the 12-month period after the closing of the transaction or that the number of Additional Shares of Common Stock issued to effect the acquisition is less than 10% of the then Base Amount, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of the warrants issued to ADP, Inc. ("ADP") in connection with its purchase of Class D Convertible Preferred Stock from the Company, and (G) pursuant to the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Company in connection with their service to the Company, not to exceed in the aggregate 2,100,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to subscriptions, warrants, options, convertible securities, or other rights outstanding on September 11, 1997, and listed in Schedule III of the Purchase Agreement pursuant to clause (C) above (the shares exempted by this clause G being hereinafter referred to as the "Reserved Employee Shares") provided that the number of Reserved Employee Shares may be increased prior to December 31, 1998, with the approval of a majority of the Board of Directors including the Class B Director, the Class C Director, the Class D Director (as such terms are defined in the Purchase Agreement) and Gary C. Butler as the director appointed by ADP on behalf of the holders of the Class D Convertible Preferred Stock of the Company (the "Other Class D Director") and at any time after December 31, 1998, with the approval of either (i) a majority of the Board of Directors including the Class B Director, the Class C Director, the Class D Director and the Other Class D Director or (ii) all directors other than the Class B Director, the Class C Director, the Class D Director or the Other Class D Director. If the relevant acquisition specified in clause (D) of the previous sentence is dilutive per the terms of clause D the closing of the transaction, the applicable adjustment to the Warrant Shares pursuant to this Section 2(a) shall be calculated using only that number of Additional Shares of Common Stock that yield the dilution (but in no event, a number of Additional Shares of Common Stock greater than was actually issued to effect the acquisition). Notwithstanding anything in this Section 2 or otherwise to the contrary, (i) after the closing of the initial firm commitment underwritten public offering of securities (including all issuances of securities related thereto) of the Company (the "IPO") no adjustment or adjustments shall be made pursuant to this
Section 2(a) that would result in an aggregate increase after such date in the number of Warrant Shares that is greater than the increase from the adjustment that would result from the sale and issuance of a number of Additional Shares of Common Stock that is equal to a 10% increase in the Base Amount in effect immediately after the closing of the IPO and (ii) no adjustment or adjustments shall be made pursuant to this Section 2(a) with respect to any acquisition (whether by merger or consolidation or otherwise) where the holders of capital stock of the Company immediately prior to such acquisition hold immediately after such acquisition less than 51% by voting power of the capital stock of the surviving corporation.

             (b) For purposes of Section 2(a), (i) "Base Amount" shall mean the sum of 15,211,094 plus a number equal to the number of Additional Shares of Common Stock previously sold and issued by the Company that previously required an adjustment in the number of Warrant Shares pursuant to this Section 2(b), (ii) Additional Shares of Common Stock shall mean shares of Common Stock sold and issued (or, pursuant to subsection 2(c) below, deemed to be sold and issued by the Company) and (iii) "Convertible Securities" shall mean any equity shares or other equity securities of the Company directly or indirectly convertible into or exchangeable for Common Stock.

             (c) If during the period and for the purpose specified in the introductory clause of Section 2(a) above the Company shall sell and issue Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided no further adjustment pursuant to Section 2(a) shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the conversion or exchange of such Convertible Securities.

             (d) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

             (e) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(d) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

             (f) When any adjustment is required to be made pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price and/or the number of Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(d) or (e) above.

       3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(c) above.

       4.    Requirements for Transfer.

             (a) This Warrant and the Warrant Shares shall not be sold or transferred to a transferee receiving the right to acquire less than 380,000 Warrant Shares (subject to adjustment) and unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

             (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

             (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

             "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

       5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

       6.    Notices of Record Date, etc. In case:

             (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

             (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

             (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

       7. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

       8. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

       9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

       10.   Transfers, etc.

             (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

             (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

             (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

       11. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

       12. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

       13. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

       14. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

       15. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware.

                                        CAREERBUILDER, INC.


                                        By: /s/ JAMES THOLEN
                                           --------------------------------

[CORPORATE SEAL]                        Title: CFO
                                              -----------------------------

ATTEST:
/s/ RICHARD WATHEN
-------------------------

                                                                       EXHIBIT I

                                  PURCHASE FORM

To:                                                        Dated:
   -----------------                                             --------------

       The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ADP1), hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):


         [    ]     $_________ in lawful money of the United States, and/or


         [    ]     the cancellation of such portion of the attached
                    Warrant as is exercisable for a total of ______
                    Warrant Shares (using a Fair Market Value of $_______ per share for purposes of this calculation).

                           Signature:
                                     --------------------------

         Address:
                 ----------------------------

                 ----------------------------

                                                                      EXHIBIT II

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, ________________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ADP1) with respect to the number of shares of Common Stock covered thereby set forth below, unto:


Name of Assignee                    Address                   No. of Shares




Dated:                     Signature:
      --------------                 -------------------------------

Dated:                     Witness:
      --------------               ---------------------------------



                                      -1-